SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2007
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code: (706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 5, 2007, United Community Banks, Inc., (the “Company”) entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”) by and among the Company and Gwinnett Commercial Group, Inc., a Georgia corporation, (“GCG”) pursuant to which GCG will merge with and into the Company (the “Merger”) in a transaction valued at $216.6 million based on the thirty (30) day average closing price for the company’s common stock of $32.35 as of February 2, 2007. Under terms of the Acquisition Agreement, GCG’s shareholders may elect to receive common stock of the Company, cash, or a combination thereof, up to a maximum amount of stock and cash. Holders of options to purchase GCG shares will be paid cash for their options.

The Merger has been approved by the Company’s and GCG’s Boards of Directors. The Merger is conditioned on, among other things, the approval of the Acquisition Agreement by the shareholders of GCG and the receipt of all required regulatory approvals.

Additional Information About the Merger

The Company will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to this transaction that will contain a proxy statement/prospectus for the shareholders of GCG. GCG will mail the proxy statement/prospectus to its shareholders. These documents will contain important information about the transaction, and the Company and GCG urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website www.sec.gov.

Participants in the Merger

The Company and GCG and their respective directors and executive officers may be deemed participants in the solicitation of proxies from GCG’s shareholders in connection with this transaction. Information about persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find additional information about the Company’s executive officers and directors in its definitive proxy statement filed on Schedule 14A with the SEC on March 30, 2006. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 8.01	Other Events.

On February 6, 2007, the Company issued a press release announcing that it had entered into the Acquisition Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Also, on February 6, 2007, the Company intends to hold a conference call and live web cast at 11:00 a.m. EST to discuss the transaction. A copy of the slide presentation is attached hereto as Exhibit 99.2. The slide presentation will be posted on the Company’s internet website at www.ucbi.com prior to the conference call and the web cast will be archived on the website for 90 days after the conference call.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits:
99.1	Press Release, dated February 6, 2007

99.2	Slide Presentation, dated February 6, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette

Rex S. Schuette
Executive Vice President and
February 6, 2007	Chief Financial Officer